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                                                                     EXHIBIT 4.4

                        RETENTION AGREEMENT - P.G. HOSIER


This Agreement dated for reference the 1st day of March, 2004

Between

                              DOMAN INDUSTRIES LTD.

                                                                       ("Doman")

and

                                   PHIL HOSIER

                                                                      ("Hosier")

WHEREAS

A. Doman and its related companies are currently involved in a restructuring pursuant to proceedings under the Companies' Creditors Arrangement Act before the Supreme Court of British Columbia in Vancouver Registry No. L023489 (the "Proceedings");

B. Hosier is currently employed as Vice-President, Finance and Chief Financial Officer of Doman and Chief Financial Officer of Western Forest Products Ltd.;

C. Hosier wishes to resign from the position of Vice-President, Finance and Chief Financial Officer of Doman and tendered his resignation from that position on or about February 11, 2004 (the "Resignation");

D. Doman wishes to ensure that Hosier remains in his current employment until the restructuring of Doman and its related companies is complete and Doman and its related companies have emerged from the Proceedings;

E. Doman anticipates that its restructuring will be completed and it will emerge from the Proceedings on or before June 30, 2004.

NOW THEREFORE in consideration of the mutual promises set out in this Agreement, the parties agree as follows:

1. Hosier undertakes and agrees to hold the Resignation in abeyance and remain in his current employment until the earlier of the completion of the restructuring of Doman and its related companies and their emergence from the Proceedings or June 30, 2004 (the "Retention Period").

2. Hosier further undertakes and agrees that, in addition to the ordinary duties associated with his current employment, during the Retention Period he will devote his careful attention and best efforts to the completion of the restructuring of Doman and its related companies.

3. At the expiry of the Retention Period, the parties understand and agree that the Resignation will become effective, that Hosier's tenure as Vice-President, Finance and Chief Financial Officer of Doman shall end and that Hosier shall continue in employment in the role and position of Chief Financial Officer of Western Forest Products Ltd. only.

4. In consideration of Hosier's undertakings and agreements as set out in this Agreement, Doman agrees to pay to Hosier, in addition to his ordinary wages and benefits, the sum of Sixty-five Thousand Dollars ($65,000.00) (the "Bonus Amount"), which sum shall be payable as follows:

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                                      -2-


         a) Thirty-five Thousand Dollars ($35,000.00) immediately upon execution of this agreement; and

         b) Three equal monthly payments of Ten Thousand Dollars ($10,000.00) commencing on March 1, 2004.

5. For greater certainty, Doman agrees that, for purposes of the calculation of Hosier's pension entitlements, the Bonus Amount shall be included in his earnings for calendar 2004.

6. The parties agree that nothing in this Agreement shall denigrate or detract from any other rights, obligations, benefits or duties in the parties' relationship as employer and employee.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written:


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
SIGNED, SEALED AND DELIVERED by PHIL HOSIER in the    )
presence of:                                          )
                                                      )
                   "L. Casciano"                      )                 "P.G. Hosier"
-----------------------------------------------------       ------------------------------------
Witness                                               )     PHIL HOSIER
                   Lata Casciano                      )
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Address                                               )
           Fasken Martineau DuMoulin LLP              )
             Barristers and Solicitors
-----------------------------------------------------
        Suite 2100, 1075 Georgia Street West          )
            Vancouver, British Columbia               )
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Occupation                                            )
-----------------------------------------------------

DOMAN INDUSTRIES LTD.
Per:                    "H.S. Doman"
       ----------------------------------------------
                    Authorized Signatory
       ----------------------------------------------
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